Exhibit 99.2

American Homes 4 Rent

Feel right at home.

# Earnings Release and Supplemental Information Package

Second Quarter 2021

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports Second Quarter 2021 Financial and Operating Results
CALABASAS, Calif., August 5, 2021—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2021.
Highlights
•Rents and other single-family property revenues increased 11.7% to $313.7 million for the second quarter of 2021.
•Net income attributable to common shareholders totaled $20.1 million, or $0.06 per diluted share, for the second quarter of 2021, compared to $15.4 million, or $0.05 per diluted share, for the second quarter of 2020.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 22.9% to $0.33 per FFO share and unit for the second quarter of 2021 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 26.4% to $0.29 per FFO share and unit for the second quarter of 2021.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 12.2% year-over-year for the second quarter of 2021.
•Achieved new record high Same-Home Average Occupied Days Percentage of 97.9% in the second quarter of 2021, while generating 13.7% rate growth on new leases.
•Record high seasonal demand continues in the third quarter 2021, driving a 90 basis point year-over year increase in Same-Home Average Occupied Days Percentage to 97.4% in July 2021, while achieving over 16.5% rate growth on new leases.
•Closed a $1.25 billion sustainability-linked credit facility, which amends the Company’s existing credit facility and provides for expanded revolving capacity and lower borrowing cost.
•Issued 5,500,000 Class A common shares raising net proceeds of $194.0 million during the second quarter of 2021 and offered 13,245,000 Class A common shares on a forward basis for future estimated net proceeds of $467.3 million.
•Redeemed all outstanding shares of the 6.500% Series D and 6.350% Series E perpetual preferred shares.
•Subsequent to quarter end, issued $450.0 million of 2.375% unsecured senior notes due 2031 and $300.0 million of 3.375% unsecured senior notes due 2051.
•Raised Full Year 2021 Core FFO attributable to common share and unit holders guidance midpoint by $0.05 per share and unit to $1.32, representing anticipated full year growth of 13.8% over prior year.
“The second quarter of 2021 was one of the strongest operational performances in the history of American Homes 4 Rent with quarterly Core FFO per share growth of nearly 23%,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “Additionally, we recently achieved numerous milestone capital accomplishments, including the highly successful debut issuance of 30-year unsecured bonds, which puts us in a position to further expand our 2021 external growth expectations. Coupled with our record-breaking operating results, we are increasing the midpoint of our full-year Core FFO guidance to $1.32 per share, which now represents nearly 14% anticipated year-over-year growth.”
Second Quarter 2021 Financial Results
Net income attributable to common shareholders totaled $20.1 million, or $0.06 per diluted share, for the second quarter of 2021, compared to $15.4 million, or $0.05 per diluted share, for the second quarter of 2020. This increase was primarily attributable to growth in the Company’s portfolio, higher occupancy and higher rental rates, partially offset by a noncash charge related to the redemptions of our Series D and Series E perpetual preferred shares.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
Rents and other single-family property revenues increased 11.7% to $313.7 million for the second quarter of 2021, compared to $280.7 million for the second quarter of 2020. Revenue growth was driven by an increase in our average occupied portfolio which grew to 52,335 homes for the second quarter of 2021, compared to 49,600 homes for the second quarter of 2020, as well as higher rental rates, higher fees and lower uncollectible rents related to the COVID-19 pandemic.
Core NOI from our total portfolio increased 18.1% to $175.3 million for the second quarter of 2021, compared to $148.4 million for the second quarter of 2020. This growth was driven by a 12.4% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by a 3.7% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 6.6% to $242.2 million for the second quarter of 2021, compared to $227.1 million for the second quarter of 2020, which was driven by a 4.1% increase in Average Monthly Realized Rent per property and a 240 basis point increase in Average Occupied Days Percentage. This growth was further benefited by (i) 90 basis points of contribution from higher fees and (ii) 80 basis points from lower uncollectible rents related to the COVID-19 pandemic, which resulted in 8.3% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 2.2% to $87.0 million for the second quarter of 2021, compared to $85.2 million for the second quarter of 2020. As a result, Core NOI from Same-Home properties increased 12.2% to $153.7 million for the second quarter of 2021, compared to $137.0 million for the second quarter of 2020.
Core FFO attributable to common share and unit holders was $122.8 million, or $0.33 per FFO share and unit, for the second quarter of 2021, compared to $94.8 million, or $0.27 per FFO share and unit, for the second quarter of 2020. Adjusted FFO attributable to common share and unit holders was $108.7 million, or $0.29 per FFO share and unit, for the second quarter of 2021, compared to $81.6 million, or $0.23 per FFO share and unit, for the second quarter of 2020. These improvements were primarily attributable to growth in the Company’s portfolio and a larger number of occupied properties as well as higher rental rates.
Year-to-Date 2021 Financial Results
Net income attributable to common shareholders totaled $50.3 million, or $0.16 per diluted share, for the six-month period ended June 30, 2021, compared to $35.6 million, or $0.12 per diluted share, for the six-month period ended June 30, 2020. This increase was primarily attributable to growth in the Company’s portfolio, higher occupancy and higher rental rates, as well as an increase in gain on sale and impairment of single-family properties and other, net, partially offset by a noncash charge related to the redemptions of our Series D and Series E perpetual preferred shares.
Rents and other single-family property revenues increased 10.2% to $626.2 million for the six-month period ended June 30, 2021, compared to $568.0 million for the six-month period ended June 30, 2020. Revenue growth was driven by an increase in our average occupied portfolio which grew to 51,980 homes for the six-month period ended June 30, 2021, compared to 49,322 homes for the six-month period ended June 30, 2020, as well as higher rental rates and higher fees, partially offset by increased uncollectible rents related to the COVID-19 pandemic.
Core NOI from our total portfolio increased 13.4% to $346.4 million for the six-month period ended June 30, 2021, compared to $305.4 million for the six-month period ended June 30, 2020. This growth was driven by a 10.1% increase in core revenues resulting from a larger number of occupied properties and higher rental rates, partially offset by a 4.7% increase in core property operating expenses.
For the Company’s Same-Home portfolio, rents from single-family properties increased 6.1% to $478.9 million for the six-month period ended June 30, 2021, compared to $451.3 million for the six-month period ended June 30, 2020, which was

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
driven by a 3.7% increase in Average Monthly Realized Rent per property and a 220 basis point increase in Average Occupied Days Percentage. This growth was (i) further benefited by 60 basis points of contribution from higher fees and (ii) partially offset by 50 basis points of drag from increased uncollectible rents related to the COVID-19 pandemic, which resulted in 6.2% growth in core revenues from Same-Home properties. Core property operating expenses from Same-Home properties increased 3.0% to $170.0 million for the six-month period ended June 30, 2021, compared to $165.0 million for the six-month period ended June 30, 2020. As a result, Core NOI from Same-Home properties increased 8.0% to $306.0 million for the six-month period ended June 30, 2021, compared to $283.2 million for the six-month period ended June 30, 2020.
Core FFO attributable to common share and unit holders was $239.7 million, or $0.65 per FFO share and unit, for the six-month period ended June 30, 2021, compared to $197.9 million, or $0.56 per FFO share and unit, for the six-month period ended June 30, 2020. Adjusted FFO attributable to common share and unit holders for the six-month period ended June 30, 2021 was $215.0 million, or $0.58 per FFO share and unit, compared to $175.1 million, or $0.50 per FFO share and unit, for the six-month period ended June 30, 2020. These improvements were primarily attributable to growth in the Company’s portfolio and a larger number of occupied properties as well as higher rental rates.
Collections Update
Collections have continued to remain resilient throughout the pandemic with the Company recognizing bad debt on 2.5% of its second quarter 2021 rental billings for its Same-Home portfolio. Additionally, collections of July 2021 rental billings continue to remain consistent with pandemic payment histories within the same time frame.
Portfolio
As of June 30, 2021, the Company had an occupancy percentage of 97.1%, compared to 97.5% as of March 31, 2021. The occupancy percentage on Same-Home properties was 98.2% as of June 30, 2021, compared to 98.1% as of March 31, 2021.
Investments
As of June 30, 2021, the Company’s wholly-owned portfolio consisted of 54,785 homes, compared to 53,984 homes as of March 31, 2021, an increase of 801 homes during the second quarter of 2021, which included 256 newly constructed properties delivered through our AMH Development Program and 642 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 97 homes sold. As of June 30, 2021, the Company had 589 properties held for sale, compared to 636 properties as of March 31, 2021. Also, as of June 30, 2021, the Company had an additional 1,530 properties held in unconsolidated joint ventures, representing a net increase of 147 properties, compared to 1,383 properties held in unconsolidated joint ventures as of March 31, 2021.
Capital Activities, Balance Sheet and Liquidity
In April 2021, the Company closed a $1.25 billion revolving credit facility, amending its existing $800 million revolving credit facility. The amended revolving credit facility provides for expanded borrowing capacity, reflects a more favorable pricing grid based on current market conditions, and includes a sustainability component based upon third-party performance measures through which overall pricing can further improve if the Company meets certain targets. The interest rate on the amended revolving credit facility is at either LIBOR plus a margin ranging from 0.725% to 1.45% or a base rate (determined according to the greater of a prime rate, federal funds rate plus 0.5% or daily LIBOR rate plus 1.0%) plus a margin ranging from 0.00% to 0.45%. In each case the actual margin is determined based on the Company’s credit ratings in effect from time

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
to time. The amended revolving credit facility matures on April 15, 2025, with two six-month extension options at the Company’s election if certain conditions are met.
In May 2021, the Company issued 5,500,000 Class A common shares of beneficial interest, $0.01 par value per share, in an underwritten public offering, raising net proceeds of $194.0 million after deducting underwriting discounts and before offering costs of approximately $0.2 million. The Company used the net proceeds from the offering to repay indebtedness under its revolving credit facility, to partially fund the redemption of its Series D and Series E perpetual preferred shares discussed below and for general corporate purposes. In connection with this offering, the Company also entered into a forward sale agreement to issue an additional 13,245,000 Class A common shares of beneficial interest, $0.01 par value per share, for future estimated net proceeds of $467.3 million after deducting underwriting discounts. The forward sale agreement expires May 2022 and the Company expects to use these net proceeds for general corporate purposes including, without limitation, property acquisitions and developments.
In June 2021, the Company redeemed all 10,750,000 shares of the outstanding 6.500% Series D perpetual preferred shares, $0.01 par value per share, and all 9,200,000 shares of the outstanding 6.350% Series E perpetual preferred shares, $0.01 par value per share, for cash at a liquidation preference of $25.00 per share plus any accrued and unpaid dividends.
As of June 30, 2021, the Company had cash and cash equivalents of $40.6 million and had total outstanding debt of $3.5 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 3.8% and a weighted-average term to maturity of 10.4 years. The Company had $620.0 million of outstanding borrowings on its $1.25 billion revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2024. During the second quarter of 2021, the Company generated $71.1 million of Retained Cash Flow and sold 97 properties generating $28.2 million of net proceeds.
In July 2021, American Homes 4 Rent, L.P. (the “Operating Partnership”), the entity through which the Company conducts substantially all of its business and owns, directly or through subsidiaries, substantially all of its assets, issued $450.0 million of 2.375% unsecured senior notes with a maturity date of July 15, 2031 and $300.0 million of 3.375% unsecured senior notes with a maturity date of July 15, 2051. Interest on the notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2022. The Operating Partnership received aggregate net proceeds of $731.6 million from these issuances, after underwriting fees of approximately $5.6 million and a $12.8 million discount, and before estimated offering costs of $1.1 million. The Operating Partnership used the net proceeds from this offering to repay amounts outstanding on its revolving credit facility and intends to use any remaining net proceeds for general corporate purposes, including, without limitation, property acquisitions and developments, the expansion, redevelopment and/or improvement of existing properties in the Operating Partnership’s portfolio, other capital expenditures, the redemption of its preferred shares, the repayment of outstanding indebtedness, working capital and other general purposes.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
2021 Guidance
The Company is providing revised 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, new variants or strains, such as the Delta variant, the impact of government regulations, vaccine adoption rates, the effectiveness of vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.24 - $1.30	$1.29 - $1.35
Core FFO attributable to common share and unit holders growth	6.9% - 12.1%	11.2% - 16.4%

Same-Home
Core revenues growth	3.75% - 4.75%	5.00% - 6.00%
Core property operating expenses growth	4.00% - 5.50%	4.00% - 5.50%
Core NOI growth	3.25% - 4.75%	5.25% - 6.75%
Changes to Full Year 2021 guidance:
•$0.03 related to our Same-Home portfolio reflecting strengthened core revenues outlook primarily driven by strong occupancy and leasing results.
•$0.02 related to our Non-Same-Home portfolio reflecting strengthened core revenues outlook primarily driven by strong occupancy and leasing results as well as partial year impact from our expanded external growth program, net of financing costs. Since our first quarter update on May 6, 2021, we have increased our external growth expectations by approximately $300 million to $1.4 billion to $1.6 billion, which now includes between 3,500 and 4,000 wholly-owned inventory additions as well as investments into our wholly-owned land and development pipeline and pro-rata share of joint venture investments. When combined with 100% of gross joint venture investments, we now expect to deploy total gross capital of $1.6 billion to $1.8 billion for the year.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.
Additional Information
A copy of the Company’s Second Quarter 2021 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Earnings Press Release (continued)
Conference Call
A conference call is scheduled on Friday, August 6, 2021 at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2021 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “Investor relations.” A replay of the conference call may be accessed through Friday, August 20, 2021 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13721357#, or by using the link at www.americanhomes4rent.com, under “Investor relations.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2021, we owned 54,785 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our 2021 Guidance, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the COVID-19 pandemic. The extent to which COVID-19 will impact our future financial results will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences, new variants or strains, such as the Delta variant, the impact of government regulations, vaccine adoption rates, the effectiveness of vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2021	2020	2021	2020
Operating Data
Net income attributable to common shareholders	$20,102	$15,369	$50,316	$35,613
Core revenues	$275,640	$245,260	$542,418	$492,589
Core NOI	$175,259	$148,434	$346,438	$305,442
Core NOI margin	63.6%	60.5%	63.9%	62.0%
Platform Efficiency Percentage	12.0%	13.1%	12.4%	13.1%
Fully Adjusted EBITDAre	$151,416	$127,166	$302,287	$266,187
Fully Adjusted EBITDAre Margin	54.4%	51.6%	55.3%	53.8%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.26	$0.56	$0.54
Core FFO attributable to common share and unit holders	$0.33	$0.27	$0.65	$0.56
Adjusted FFO attributable to common share and unit holders	$0.29	$0.23	$0.58	$0.50

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$8,546,652	$8,330,166	$8,245,388	$8,158,937	$8,096,223
Total assets	$9,968,726	$9,686,701	$9,593,625	$9,600,363	$9,271,774
Outstanding borrowings under revolving credit facility	$620,000	$80,000	$—	$—	$130,000
Total Debt	$3,456,214	$2,922,374	$2,848,492	$2,853,883	$2,989,230
Total Market Capitalization	$18,379,670	$16,096,244	$14,783,745	$14,226,536	$13,373,387
Total Debt to Total Market Capitalization	18.8%	18.2%	19.3%	20.1%	22.4%
Net Debt to Adjusted EBITDAre	5.3 x	4.5 x	4.4 x	4.2 x	5.0 x
Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	6.0 x	5.9 x	5.7 x	6.5 x
NYSE AMH Class A common share closing price	$38.85	$33.34	$30.00	$28.48	$26.90

Portfolio Data - end of period
Occupied single-family properties	52,645	52,025	51,271	51,090	50,170
Single-family properties recently acquired or developed	411	150	233	82	120
Single-family properties in turnover process	577	744	977	893	1,189
Single-family properties leased, not yet occupied	563	429	392	351	573
Total single-family properties, excluding properties held for sale	54,196	53,348	52,873	52,416	52,052
Single-family properties held for sale	589	636	711	813	948
Total single-family properties	54,785	53,984	53,584	53,229	53,000
Total occupancy percentage (1)	97.1%	97.5%	97.0%	97.5%	96.4%
Total Average Occupied Days Percentage	97.3%	97.1%	97.2%	96.9%	95.1%
Same-Home occupancy percentage (47,086 properties)	98.2%	98.1%	97.6%	97.8%	97.0%
Same-Home Average Occupied Days Percentage (47,086 properties)	97.9%	97.3%	97.4%	97.0%	95.5%

Other Data
Distributions declared per common share	$0.10	$0.10	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share (2)	$0.30	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share (3)	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.
(2)The 6.500% Series D perpetual preferred shares were redeemed on June 7, 2021 and the distributions for the three months ended June 30, 2021 represent the accrued and unpaid dividends paid to shareholders as part of the redemption.
(3)The 6.350% Series E perpetual preferred shares were redeemed on June 30, 2021.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2021	2020	2021	2020
Rents and other single-family property revenues	$313,654	$280,689	$626,227	$568,031

Expenses:
Property operating expenses	116,578	110,436	235,272	217,933
Property management expenses	22,416	22,260	46,115	45,536
General and administrative expense	12,793	11,493	27,998	22,759
Interest expense	27,528	29,558	55,533	59,273
Acquisition and other transaction costs	2,968	1,956	7,814	4,103
Depreciation and amortization	91,117	84,836	181,188	167,657
Total expenses	273,400	260,539	553,920	517,261

Gain on sale and impairment of single-family properties and other, net	10,760	9,997	26,829	16,316
Other income and expense, net	800	1,660	1,599	2,248

Net income	51,814	31,807	100,735	69,334

Noncontrolling interest	3,218	2,656	8,143	6,157
Dividends on preferred shares	12,615	13,782	26,397	27,564
Redemption of perpetual preferred shares	15,879	—	15,879	—

Net income attributable to common shareholders	$20,102	$15,369	$50,316	$35,613

Weighted-average common shares outstanding:
Basic	319,752,730	301,011,545	318,380,175	300,912,307
Diluted	320,808,996	301,412,243	319,408,153	301,358,769

Net income attributable to common shareholders per share:
Basic	$0.06	$0.05	$0.16	$0.12
Diluted	$0.06	$0.05	$0.16	$0.12

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2021	2020	2021	2020
Net income attributable to common shareholders	$20,102	$15,369	$50,316	$35,613
Adjustments:
Noncontrolling interests in the Operating Partnership	3,218	2,656	8,143	6,157
Gain on sale and impairment of single-family properties and other, net	(10,760)	(9,997)	(26,829)	(16,316)
Adjustments for unconsolidated joint ventures	449	388	831	626
Depreciation and amortization	91,117	84,836	181,188	167,657
Less: depreciation and amortization of non-real estate assets	(2,605)	(2,192)	(5,393)	(4,256)
FFO attributable to common share and unit holders	$101,521	$91,060	$208,256	$189,481
Adjustments:
Acquisition, other transaction costs and other	2,968	1,660	7,814	4,512
Noncash share-based compensation - general and administrative	1,823	1,649	6,165	3,018
Noncash share-based compensation - property management	599	441	1,598	880
Redemption of perpetual preferred shares	15,879	—	15,879	—
Core FFO attributable to common share and unit holders	$122,790	$94,810	$239,712	$197,891
Recurring Capital Expenditures	(13,217)	(12,184)	(22,868)	(20,895)
Leasing costs	(905)	(992)	(1,880)	(1,902)
Adjusted FFO attributable to common share and unit holders	$108,668	$81,634	$214,964	$175,094

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.27	$0.26	$0.56	$0.54
Core FFO attributable to common share and unit holders	$0.33	$0.27	$0.65	$0.56
Adjusted FFO attributable to common share and unit holders	$0.29	$0.23	$0.58	$0.50

Weighted-average FFO shares and units:
Common shares outstanding	319,752,730	301,011,545	318,380,175	300,912,307
Share-based compensation plan and forward sale equity contracts (1)	1,328,529	491,605	1,348,541	648,441
Operating partnership units	51,376,980	52,026,980	51,520,074	52,026,980
Total weighted-average FFO shares and units	372,458,239	353,530,130	371,248,790	353,587,728
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of unsettled forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2021	2020	2021	2020
Rents from single-family properties	$277,323	$250,764	$545,644	$496,094
Fees from single-family properties	5,526	3,311	10,700	7,325
Bad debt	(7,209)	(8,815)	(13,926)	(10,830)
Core revenues	275,640	245,260	542,418	492,589

Property tax expense	47,980	45,149	95,388	90,117
HOA fees, net (1)	5,302	4,983	10,269	9,499
R&M and turnover costs, net (1)	23,003	23,014	41,239	40,121
Insurance	2,942	2,420	5,730	4,733
Property management expenses, net (2)	21,154	21,260	43,354	42,677
Core property operating expenses	100,381	96,826	195,980	187,147

Core NOI	$175,259	$148,434	$346,438	$305,442
Core NOI margin	63.6%	60.5%	63.9%	62.0%

	For the Three Months Ended Jun 30, 2021
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale Properties	Total Single-Family Properties
Property count	47,086	3,925	3,185	589	54,785
Average Occupied Days Percentage	97.9%	98.0%	85.8%	88.0%	97.2%

Rents from single-family properties	$242,172	$21,218	$10,989	$2,944	$277,323
Fees from single-family properties	4,646	414	424	42	5,526
Bad debt	(6,141)	(544)	(281)	(243)	(7,209)
Core revenues	240,677	21,088	11,132	2,743	275,640

Property tax expense	42,105	3,172	1,940	763	47,980
HOA fees, net (1)	4,633	322	272	75	5,302
R&M and turnover costs, net (1)	19,945	1,446	1,094	518	23,003
Insurance	2,469	300	125	48	2,942
Property management expenses, net (2)	17,859	1,718	1,332	245	21,154
Core property operating expenses	87,011	6,958	4,763	1,649	100,381

Core NOI	$153,666	$14,130	$6,369	$1,094	$175,259
Core NOI margin	63.8%	67.0%	57.2%	39.9%	63.6%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,115 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,070 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2021	2020	Change	2021	2020	Change
Number of Same-Home properties	47,086	47,086		47,086	47,086
Occupancy percentage as of period end	98.2%	97.0%	1.2%	98.2%	97.0%	1.2%
Average Occupied Days Percentage	97.9%	95.5%	2.4%	97.6%	95.4%	2.2%
Average Monthly Realized Rent per property	$1,752	$1,683	4.1%	$1,737	$1,675	3.7%
Turnover Rate	8.2%	9.4%	(1.2)%	15.1%	17.4%	(2.3)%
Turnover Rate - TTM	31.0%	N/A		31.0%	N/A

Core NOI:
Rents from single-family properties	$242,172	$227,075	6.6%	$478,910	$451,285	6.1%
Fees from single-family properties	4,646	2,826	64.4%	9,049	6,375	41.9%
Bad debt	(6,141)	(7,759)	(20.9)%	(12,004)	(9,442)	27.1%
Core revenues	240,677	222,142	8.3%	475,955	448,218	6.2%

Property tax expense	42,105	40,274	4.5%	83,814	80,383	4.3%
HOA fees, net (1)	4,633	4,341	6.7%	8,948	8,310	7.7%
R&M and turnover costs, net (1)	19,945	20,101	(0.8)%	35,634	34,975	1.9%
Insurance	2,469	2,120	16.5%	4,882	4,172	17.0%
Property management expenses, net (2)	17,859	18,318	(2.5)%	36,707	37,141	(1.2)%
Core property operating expenses	87,011	85,154	2.2%	169,985	164,981	3.0%

Core NOI	$153,666	$136,988	12.2%	$305,970	$283,237	8.0%
Core NOI margin	63.8%	61.7%		64.3%	63.2%

Recurring Capital Expenditures	11,727	11,219	4.5%	20,328	19,546	4.0%
Core NOI After Capital Expenditures	$141,939	$125,769	12.9%	$285,642	$263,691	8.3%

Property Enhancing Capex	$15,223	$11,204		$28,116	$18,510

Per property:
Average Recurring Capital Expenditures	$249	$238	4.5%	$432	$415	4.0%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$673	$665	1.2%	$1,189	$1,158	2.7%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Occupancy percentage as of period end	98.2%	98.1%	97.6%	97.8%	97.0%
Average Occupied Days Percentage	97.9%	97.3%	97.4%	97.0%	95.5%
Average Monthly Realized Rent per property	$1,752	$1,722	$1,698	$1,690	$1,683

Average Change in Rent for Renewals	5.4%	5.1%	4.3%	1.1%	1.3%
Average Change in Rent for Re-Leases	13.7%	10.0%	7.6%	6.0%	4.4%
Average Blended Change in Rent	8.0%	6.9%	5.5%	2.8%	2.4%

Core NOI:
Rents from single-family properties	$242,172	$236,738	$233,632	$231,472	$227,075
Fees from single-family properties	4,646	4,403	4,084	3,778	2,826
Bad debt	(6,141)	(5,863)	(5,587)	(4,434)	(7,759)
Core revenues	240,677	235,278	232,129	230,816	222,142

Property tax expense	42,105	41,709	39,992	40,578	40,274
HOA fees, net (1)	4,633	4,315	4,510	4,483	4,341
R&M and turnover costs, net (1)	19,945	15,689	16,412	21,022	20,101
Insurance	2,469	2,413	2,144	2,144	2,120
Property management expenses, net (2)	17,859	18,848	18,325	17,802	18,318
Core property operating expenses	87,011	82,974	81,383	86,029	85,154

Core NOI	$153,666	$152,304	$150,746	$144,787	$136,988
Core NOI margin	63.8%	64.7%	64.9%	62.7%	61.7%

Recurring Capital Expenditures	11,727	8,601	8,676	13,797	11,219
Core NOI After Capital Expenditures	$141,939	$143,703	$142,070	$130,990	$125,769

Property Enhancing Capex	$15,223	$12,893	$13,055	$13,572	$11,204

Per property:
Average Recurring Capital Expenditures	$249	$183	$184	$293	$238
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$673	$516	$533	$739	$665
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 2Q21 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	4,168	$182,567	8.6%	6.2%	15.3%	8.9%
Dallas-Fort Worth, TX	3,924	167,406	7.2%	5.2%	11.5%	7.0%
Charlotte, NC	3,452	195,941	8.0%	5.3%	13.7%	8.0%
Indianapolis, IN	2,758	156,445	4.7%	5.4%	13.8%	8.2%
Houston, TX	2,580	168,588	4.3%	4.6%	8.6%	5.7%
Phoenix, AZ	2,595	178,706	6.0%	8.0%	23.2%	12.6%
Nashville, TN	2,450	217,393	6.0%	4.7%	10.7%	6.8%
Jacksonville, FL	2,147	176,335	4.4%	5.5%	14.6%	8.6%
Tampa, FL	2,042	198,765	4.3%	5.1%	15.5%	8.7%
Columbus, OH	1,963	173,968	4.3%	5.5%	13.5%	7.8%
Cincinnati, OH	1,934	178,029	4.2%	5.6%	12.0%	7.9%
Raleigh, NC	1,903	185,660	4.2%	5.0%	13.0%	7.4%
Greater Chicago area, IL and IN	1,702	185,059	3.3%	4.6%	13.9%	7.2%
Orlando, FL	1,492	182,125	3.1%	4.6%	10.8%	7.1%
Salt Lake City, UT	1,351	247,424	3.8%	5.7%	16.0%	9.2%
Charleston, SC	1,028	196,960	2.2%	5.6%	11.2%	8.0%
Las Vegas, NV	927	179,661	2.0%	6.9%	16.7%	10.0%
San Antonio, TX	865	163,423	1.5%	4.6%	11.5%	6.7%
Savannah/Hilton Head, SC	855	181,507	1.8%	5.2%	13.6%	8.3%
Austin, TX	778	195,135	1.3%	6.5%	9.4%	7.2%
All Other (2)	6,172	202,839	14.8%	4.7%	14.7%	7.4%
Total/Average	47,086	$186,274	100.0%	5.4%	13.7%	8.0%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
	2Q21 QTD	2Q20 QTD	Change	2Q21 QTD	2Q20 QTD	Change
Atlanta, GA	97.8%	95.2%	2.6%	$1,740	$1,671	4.1%
Dallas-Fort Worth, TX	97.8%	95.5%	2.3%	1,853	1,792	3.4%
Charlotte, NC	97.9%	95.8%	2.1%	1,709	1,642	4.1%
Indianapolis, IN	97.7%	96.2%	1.5%	1,536	1,467	4.7%
Houston, TX	97.9%	94.9%	3.0%	1,733	1,692	2.4%
Phoenix, AZ	97.9%	97.3%	0.6%	1,649	1,519	8.6%
Nashville, TN	97.5%	94.4%	3.1%	1,847	1,781	3.7%
Jacksonville, FL	97.4%	95.1%	2.3%	1,691	1,614	4.8%
Tampa, FL	98.2%	95.1%	3.1%	1,812	1,737	4.3%
Columbus, OH	98.4%	96.7%	1.7%	1,767	1,689	4.6%
Cincinnati, OH	97.4%	96.7%	0.7%	1,726	1,654	4.4%
Raleigh, NC	97.9%	93.5%	4.4%	1,625	1,580	2.8%
Greater Chicago area, IL and IN	98.5%	96.7%	1.8%	1,975	1,908	3.5%
Orlando, FL	97.3%	94.2%	3.1%	1,792	1,731	3.5%
Salt Lake City, UT	98.2%	96.1%	2.1%	1,911	1,837	4.0%
Charleston, SC	97.4%	95.0%	2.4%	1,825	1,746	4.5%
Las Vegas, NV	97.3%	95.6%	1.7%	1,711	1,631	4.9%
San Antonio, TX	97.7%	95.7%	2.0%	1,622	1,576	2.9%
Savannah/Hilton Head, SC	98.9%	95.0%	3.9%	1,667	1,598	4.3%
Austin, TX	98.1%	94.5%	3.6%	1,750	1,699	3.0%
All Other (2)	98.2%	95.8%	2.4%	1,788	1,717	4.1%
Total/Average	97.9%	95.5%	2.4%	$1,752	$1,683	4.1%
(1)Reflected for the three months ended June 30, 2021.
(2)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2021	Dec 31, 2020
	(Unaudited)
Assets
Single-family properties:
Land	$1,911,697	$1,836,798
Buildings and improvements	8,548,603	8,163,023
Single-family properties in operation	10,460,300	9,999,821
Less: accumulated depreciation	(1,913,648)	(1,754,433)
Single-family properties in operation, net	8,546,652	8,245,388
Single-family properties under development and development land	647,979	510,365
Single-family properties held for sale, net	107,363	129,026
Total real estate assets, net	9,301,994	8,884,779
Cash and cash equivalents	40,585	137,060
Restricted cash	142,951	128,017
Rent and other receivables	50,916	41,544
Escrow deposits, prepaid expenses and other assets	182,701	163,171
Investments in unconsolidated joint ventures	103,634	93,109
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,968,726	$9,593,625

Liabilities
Revolving credit facility	$620,000	$—
Asset-backed securitizations, net	1,917,833	1,927,607
Unsecured senior notes, net	890,481	889,805
Accounts payable and accrued expenses	366,907	298,949
Amounts payable to affiliates	—	4,834
Total liabilities	3,795,221	3,121,195

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,222	3,160
Class B common shares	6	6
Preferred shares	154	354
Additional paid-in capital	5,949,615	6,223,256
Accumulated deficit	(457,404)	(443,522)
Accumulated other comprehensive income	1,991	5,840
Total shareholders’ equity	5,497,584	5,789,094
Noncontrolling interest	675,921	683,336
Total equity	6,173,505	6,472,430

Total liabilities and equity	$9,968,726	$9,593,625

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Debt Summary as of June 30, 2021
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$620,000	$620,000	17.9%	1.20%	4.8
Total floating rate debt	—	620,000	620,000	17.9%	1.20%	4.8

Fixed rate debt:
AH4R 2014-SFR2	476,810	—	476,810	13.8%	4.42%	3.3
AH4R 2014-SFR3	492,208	—	492,208	14.2%	4.40%	3.4
AH4R 2015-SFR1	517,741	—	517,741	15.0%	4.14%	23.8
AH4R 2015-SFR2	449,455	—	449,455	13.0%	4.36%	24.3
2028 unsecured senior notes (4)	—	500,000	500,000	14.5%	4.08%	6.6
2029 unsecured senior notes	—	400,000	400,000	11.6%	4.90%	7.6
Total fixed rate debt	1,936,214	900,000	2,836,214	82.1%	4.36%	11.6

Total Debt	$1,936,214	$1,520,000	3,456,214	100.0%	3.80%	10.4

Unamortized discounts and loan costs			(27,900)
Total debt per balance sheet			$3,428,314

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2021	$10,358	0.3%
2022	20,714	0.6%
2023	20,714	0.6%
2024	953,288	27.5%
2025	10,302	0.3%
2026	630,302	18.2%
2027	10,302	0.3%
2028	510,302	14.8%
2029	410,302	11.9%
2030	10,302	0.3%
Thereafter	869,328	25.2%
Total	$3,456,214	100.0%
(1)Interest rates are as of June 30, 2021.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rate shown above reflects the Company’s LIBOR-based borrowing rate, based on 1-month LIBOR and applicable margin as of period end. Balance reflects borrowings outstanding as of June 30, 2021.
(4)The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2021	2020	2021	2020
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$27,528	$29,558	$55,533	$59,273
Less: amortization of discounts, loan costs and cash flow hedge	(1,999)	(1,848)	(3,828)	(3,697)
Add: capitalized interest	6,887	5,072	12,765	9,721
Cash interest	$32,416	$32,782	$64,470	$65,297

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Capital Structure and Credit Metrics as of June 30, 2021
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$3,456,214	18.8%

Total preferred shares		385,000	2.1%

Common equity at market value:
Common shares outstanding	322,843,258
Operating partnership units	51,376,980
Total shares and units	374,220,238
NYSE AMH Class A common share closing price at June 30, 2021	$38.85
Market value of common shares and operating partnership units		14,538,456	79.1%

Total Market Capitalization		$18,379,670	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	$155,000	$1.469	$9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		15,400,000		$385,000		$23,050

Credit Ratios		Credit Ratings
Net Debt to Adjusted EBITDAre	5.3 x	Rating Agency	Rating	Outlook
Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.5 x	S&P Global Ratings	BBB-	Positive
Unencumbered Core NOI percentage	67.4%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	29.7%
Ratio of Secured Debt to Total Assets	<	40.0%	16.5%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	559.0%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.82 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	31.8%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	16.5%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	22.8%
Ratio of EBITDA to Fixed Charges	>	1.50 x	2.96 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	10.82 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Top 20 Markets Summary as of June 30, 2021
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	5,238	9.7%	$192,504	2,164	17.4
Dallas-Fort Worth, TX	4,311	8.0%	168,101	2,116	17.2
Charlotte, NC	3,851	7.1%	200,690	2,098	16.7
Phoenix, AZ	3,221	5.9%	185,029	1,837	17.6
Houston, TX	2,946	5.4%	167,347	2,097	15.5
Nashville, TN	2,968	5.5%	222,153	2,108	15.5
Indianapolis, IN	2,864	5.3%	158,899	1,929	18.6
Tampa, FL	2,555	4.7%	207,635	1,943	14.7
Jacksonville, FL	2,542	4.7%	189,267	1,937	14.7
Raleigh, NC	2,133	3.9%	189,078	1,880	15.8
Columbus, OH	2,087	3.9%	178,191	1,870	19.3
Cincinnati, OH	2,043	3.8%	181,948	1,851	18.8
Orlando, FL	1,801	3.3%	190,838	1,904	18.6
Greater Chicago area, IL and IN	1,725	3.2%	185,239	1,870	19.8
Salt Lake City, UT	1,616	3.0%	263,799	2,182	17.2
Charleston, SC	1,327	2.4%	210,296	1,977	12.2
Las Vegas, NV	1,286	2.4%	206,881	1,867	15.5
Austin, TX	1,024	1.9%	202,463	1,889	10.9
San Antonio, TX	945	1.7%	165,440	2,024	16.8
Savannah/Hilton Head, SC	916	1.7%	184,522	1,872	13.3
All Other (3)	6,797	12.5%	209,695	1,900	17.0
Total/Average	54,196	100.0%	$193,009	1,987	16.7
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	96.9%	$1,750	6.1%	15.3%	8.6%
Dallas-Fort Worth, TX	97.5%	1,866	5.3%	11.6%	7.1%
Charlotte, NC	97.5%	1,718	5.3%	13.8%	8.0%
Phoenix, AZ	97.5%	1,636	8.2%	23.7%	12.6%
Houston, TX	95.9%	1,737	4.6%	8.5%	5.8%
Nashville, TN	97.1%	1,849	4.7%	10.6%	6.7%
Indianapolis, IN	97.1%	1,543	5.4%	13.7%	8.2%
Tampa, FL	98.0%	1,826	5.1%	15.1%	8.1%
Jacksonville, FL	97.2%	1,708	5.4%	14.6%	8.5%
Raleigh, NC	97.6%	1,638	4.9%	12.9%	7.3%
Columbus, OH	98.1%	1,778	5.5%	13.7%	7.9%
Cincinnati, OH	96.6%	1,727	5.6%	12.0%	7.9%
Orlando, FL	97.2%	1,804	4.6%	11.0%	7.1%
Greater Chicago area, IL and IN	98.4%	1,984	4.6%	13.8%	7.2%
Salt Lake City, UT	98.1%	1,926	5.8%	15.5%	9.0%
Charleston, SC	96.9%	1,842	5.6%	10.9%	7.8%
Las Vegas, NV	96.1%	1,756	6.9%	16.0%	9.8%
Austin, TX	97.5%	1,779	6.3%	9.4%	7.1%
San Antonio, TX	97.1%	1,634	4.6%	11.4%	6.8%
Savannah/Hilton Head, SC	98.9%	1,676	5.2%	13.4%	8.1%
All Other (3)	97.5%	1,807	4.6%	14.6%	7.4%
Total/Average	97.3%	$1,763	5.4%	13.6%	7.9%
(1)Property and leasing information excludes held for sale properties.
(2)Reflected for the three months ended June 30, 2021.
(3)Represents 15 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
Property Additions

	2Q21 Additions		YTD 2Q21 Additions
Market	Number of Properties	Average Total Investment Cost (1)	Number of Properties	Average Total Investment Cost (1)
Atlanta, GA	166	$336,540	292	$306,549
Las Vegas, NV	99	341,971	159	326,458
Tampa, FL	60	317,746	96	297,034
Austin, TX	57	244,711	98	245,117
Charleston, SC	57	289,438	89	290,157
Jacksonville, FL	57	309,253	122	285,774
Phoenix, AZ	52	377,247	78	359,062
Cincinnati, OH	49	299,216	69	291,624
Indianapolis, IN	45	292,376	55	284,823
Tucson, AZ	44	300,766	62	293,159
Orlando, FL	32	304,855	60	298,955
Charlotte, NC	31	325,371	43	314,477
Nashville, TN	30	352,696	72	327,666
Seattle, WA	23	371,992	25	370,861
Columbus, OH	20	317,845	27	315,756
Boise, ID	14	392,056	15	396,281
Winston Salem, NC	13	314,213	17	299,407
Greenville, SC	12	210,769	12	210,769
Greensboro, NC	10	330,554	13	323,785
Raleigh, NC	8	324,032	20	284,302
All Other (2)	19	442,862	54	344,132
Total/Average	898	$322,137	1,478	$305,484
(1)Reflects on a per property basis Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
(2)Represents five markets in three states.
Property Dispositions

	Jun 30, 2021 Single-Family Properties Held for Sale	2Q21 Dispositions		YTD 2Q21 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Inland Empire, CA	150	7	$425,571	20	$397,656
Greater Chicago area, IL and IN	115	7	207,286	21	205,254
Bay Area, CA	59	2	532,000	6	482,004
Central Valley, CA	56	2	264,000	6	233,969
Houston, TX	56	8	221,250	29	209,613
Atlanta, GA	34	11	298,909	35	272,149
Dallas-Fort Worth, TX	16	2	420,000	17	316,583
Nashville, TN	12	3	277,333	14	280,487
Oklahoma City, OK	12	5	220,400	10	204,997
Tampa, FL	11	3	413,333	8	332,427
Miami, FL	10	1	243,000	3	248,742
Cincinnati, OH	7	5	226,600	10	220,546
Orlando, FL	7	4	241,000	9	252,043
Austin, TX	6	3	328,667	16	226,244
Charlotte, NC	4	4	343,750	4	343,811
Milwaukee, WI	4	—	—	2	293,105
Raleigh, NC	4	2	337,000	5	316,640
Jacksonville, FL	3	1	158,000	2	230,583
Phoenix, AZ	3	6	363,667	11	309,806
Portland, OR	3	—	—	—	—
All Other (1)	17	21	258,667	49	244,858
Total/Average	589	97	$291,144	277	$268,712
(1)Represents 15 markets in 10 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
AMH Development Pipeline Summary as of June 30, 2021

	YTD 2Q21 Deliveries			Jun 30, 2021 Lots for Future Delivery (1)
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Atlanta, GA	186	$279,000	$1,990	1,056
Las Vegas, NV	107	284,000	2,040	976
Charlotte, NC	78	296,000	2,090	711
Seattle, WA	75	393,000	2,540	451
Nashville, TN	63	290,000	2,060	775
Austin, TX	62	235,000	1,910	37
Tampa, FL	53	253,000	1,980	939
Jacksonville, FL	52	242,000	1,860	545
Charleston, SC	45	254,000	1,890	843
Orlando, FL	33	270,000	1,950	920
Boise, ID	24	299,000	2,100	479
Salt Lake City, UT	23	342,000	2,160	475
Phoenix, AZ	12	332,000	1,980	320
Denver, CO	5	337,000	2,260	373
Raleigh, NC	—	—	—	74
Columbus, OH	—	—	—	54
Total/Average	818	$287,000	$2,050	9,028

Estimated Delivery Timing

	Dec 31, 2020 Lots for Future Delivery (1)	YTD 2Q21 Lots Acquired	YTD 2Q21 Deliveries	Full Year Estimated 2021 Deliveries (3)	Deliveries Thereafter (3)
Consolidated development properties	5,875	2,483	555	1,200–1,400	7,058
Joint venture development properties (2)	1,196	292	263	700–800	738
Total development properties	7,071	2,775	818	1,900–2,200	7,796
(1)Represents lots owned by the Company for future home deliveries. Lots controlled in escrow are not included.
(2)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.
(3)Reflects the Company’s latest development program estimates as of August 5, 2021.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
Lease Expirations

	MTM	3Q21	4Q21	1Q22	2Q22	Thereafter
Lease expirations	3,429	12,350	7,990	12,332	12,640	4,467

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
2020	—	—	—	86,130	2,414	28.03
1Q21	—	—	—	—	—	—
2Q21	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	86,130	2,414	$28.03
	Remaining authorization:	$265,067		Remaining authorization:	$497,586

Home Price Appreciation Trends
The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)										HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	Dec 31, 2020	Mar 31, 2021
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	174.0	191.8	197.9	97.9%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	167.4	180.4	187.6	87.6%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	165.1	185.9	195.1	95.1%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	180.7	207.3	219.9	119.9%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	144.4	150.2	155.7	55.7%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	173.2	190.4	199.8	99.8%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	152.7	170.6	178.8	78.8%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	186.6	208.4	217.6	117.6%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	177.6	189.9	201.3	101.3%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	153.0	167.4	173.7	73.7%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	157.4	175.9	183.1	83.1%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	143.2	160.3	166.2	66.2%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	184.6	195.9	202.9	102.9%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	135.5	146.5	149.5	49.5%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	170.4	196.9	210.4	110.4%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	189.9	194.1	94.1%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	215.9	232.9	242.4	142.4%
Austin, TX	100.0	110.1	121.4	133.3	144.7	154.7	161.9	176.8	201.4	223.2	123.2%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	145.4	157.2	165.5	65.5%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	189.9	194.1	94.1%
Average											92.9%
(1)Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through March 31, 2021. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.
(2)Reflects top 20 markets as of June 30, 2021.
(3)Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.
(4)Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

American Homes 4 Rent
2021 Guidance
The Company is providing revised 2021 guidance based on its current and expected views of the single-family rental market and general economic conditions. However, the extent to which the pandemic may continue to impact us and our residents will continue to depend on future developments. These include resurgences, new variants or strains, such as the Delta variant, the impact of government regulations, vaccine adoption rates, the effectiveness of vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. We will continue to monitor these events which may result in future revisions to our guidance estimates.
Guidance Summary

Full Year 2021
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.24 - $1.30	$1.29 - $1.35
Core FFO attributable to common share and unit holders growth	6.9% - 12.1%	11.2% - 16.4%

Same-Home
Core revenues growth	3.75% - 4.75%	5.00% - 6.00%
Core property operating expenses growth	4.00% - 5.50%	4.00% - 5.50%
Core NOI growth	3.25% - 4.75%	5.25% - 6.75%

Changes to Full Year 2021 guidance:
•$0.03 related to our Same-Home portfolio reflecting strengthened core revenues outlook primarily driven by strong occupancy and leasing results.
•$0.02 related to our Non-Same-Home portfolio reflecting strengthened core revenues outlook primarily driven by strong occupancy and leasing results as well as partial year impact from our expanded external growth program, net of financing costs. Since our first quarter update on May 6, 2021, we have increased our external growth expectations by approximately $300 million to $1.4 billion to $1.6 billion, which now includes between 3,500 and 4,000 wholly-owned inventory additions as well as investments into our wholly-owned land and development pipeline and pro-rata share of joint venture investments. When combined with 100% of gross joint venture investments, we now expect to deploy total gross capital of $1.6 billion to $1.8 billion for the year.
Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income or loss, total revenues and property operating expenses, or a reconciliation of the above-listed forward-looking non-GAAP financial measures to the comparable GAAP financial measures because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, net gain or loss on sales and impairment of single-family properties, casualty loss, Non-Same-Home revenues and Non-Same-Home property operating expenses. These items are uncertain, depend on various factors and could have a material impact on our GAAP results for the guidance period.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for the Total Single-Family Properties portfolio.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting Recurring Capital Expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the three and six months ended June 30, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2021	2020	2021	2020
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$313,654	$280,689	$626,227	$568,031
Tenant charge-backs	(38,014)	(35,429)	(83,809)	(75,442)
Core revenues	275,640	245,260	542,418	492,589
Less: Non-Same-Home core revenues	34,963	23,118	66,463	44,371
Same-Home core revenues	$240,677	$222,142	$475,955	$448,218

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$116,578	$110,436	$235,272	$217,933
Property management expenses	22,416	22,260	46,115	45,536
Noncash share-based compensation - property management	(599)	(441)	(1,598)	(880)
Expenses reimbursed by tenant charge-backs	(38,014)	(35,429)	(83,809)	(75,442)
Core property operating expenses	100,381	96,826	195,980	187,147
Less: Non-Same-Home core property operating expenses	13,370	11,672	25,995	22,166
Same-Home core property operating expenses	$87,011	$85,154	$169,985	$164,981

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$51,814	$31,807	$100,735	$69,334
Gain on sale and impairment of single-family properties and other, net	(10,760)	(9,997)	(26,829)	(16,316)
Depreciation and amortization	91,117	84,836	181,188	167,657
Acquisition and other transaction costs	2,968	1,956	7,814	4,103
Noncash share-based compensation - property management	599	441	1,598	880
Interest expense	27,528	29,558	55,533	59,273
General and administrative expense	12,793	11,493	27,998	22,759
Other income and expense, net	(800)	(1,660)	(1,599)	(2,248)
Core NOI	175,259	148,434	346,438	305,442
Less: Non-Same-Home Core NOI	21,593	11,446	40,468	22,205
Same-Home Core NOI	153,666	136,988	305,970	283,237
Less: Same-Home Recurring Capital Expenditures	11,727	11,219	20,328	19,546
Same-Home Core NOI After Capital Expenditures	$141,939	$125,769	$285,642	$263,691

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$313,654	$312,573	$296,551	$307,932	$280,689
Tenant charge-backs	(38,014)	(45,795)	(35,430)	(49,935)	(35,429)
Core revenues	275,640	266,778	261,121	257,997	245,260
Less: Non-Same-Home core revenues	34,963	31,500	28,992	27,181	23,118
Same-Home core revenues	$240,677	$235,278	$232,129	$230,816	$222,142

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$116,578	$118,694	$106,160	$126,174	$110,436
Property management expenses	22,416	23,699	22,380	21,976	22,260
Noncash share-based compensation - property management	(599)	(999)	(418)	(447)	(441)
Expenses reimbursed by tenant charge-backs	(38,014)	(45,795)	(35,430)	(49,935)	(35,429)
Core property operating expenses	100,381	95,599	92,692	97,768	96,826
Less: Non-Same-Home core property operating expenses	13,370	12,625	11,309	11,739	11,672
Same-Home core property operating expenses	$87,011	$82,974	$81,383	$86,029	$85,154

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$51,814	$48,921	$45,342	$40,153	$31,807
Gain on sale and impairment of single-family properties and other, net	(10,760)	(16,069)	(10,251)	(12,206)	(9,997)
Depreciation and amortization	91,117	90,071	88,500	86,996	84,836
Acquisition and other transaction costs	2,968	4,846	3,579	1,616	1,956
Noncash share-based compensation - property management	599	999	418	447	441
Interest expense	27,528	28,005	28,498	29,267	29,558
General and administrative expense	12,793	15,205	13,188	12,570	11,493
Other income and expense, net	(800)	(799)	(845)	1,386	(1,660)
Core NOI	175,259	171,179	168,429	160,229	148,434
Less: Non-Same-Home Core NOI	21,593	18,875	17,683	15,442	11,446
Same-Home Core NOI	153,666	152,304	150,746	144,787	136,988
Less: Same-Home Recurring Capital Expenditures	11,727	8,601	8,676	13,797	11,219
Same-Home Core NOI After Capital Expenditures	$141,939	$143,703	$142,070	$130,990	$125,769

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$175,259	$171,179	$168,429	$160,229	$148,434
Less: Encumbered Core NOI	56,243	55,712	55,432	52,573	50,135
Unencumbered Core NOI	$119,016	$115,467	$112,997	$107,656	$98,299

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt to Adjusted EBITDAre and Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Total Debt	$3,456,214	$2,922,374	$2,848,492	$2,853,883	$2,989,230
Less: cash and cash equivalents	(40,585)	(75,237)	(137,060)	(315,808)	(32,010)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(42,115)	(40,439)	(36,015)	(35,315)	(39,892)
Net debt	$3,347,848	$2,781,032	$2,649,751	$2,477,094	$2,891,662
Preferred shares at liquidation value	385,000	883,750	883,750	883,750	883,750
Net debt and preferred shares	$3,732,848	$3,664,782	$3,533,501	$3,360,844	$3,775,412

Adjusted EBITDAre - TTM	$636,857	$611,661	$598,806	$588,847	$582,003

Net Debt to Adjusted EBITDAre	5.3 x	4.5 x	4.4 x	4.2 x	5.0 x

Net Debt and Preferred Shares to Adjusted EBITDAre	5.9 x	6.0 x	5.9 x	5.7 x	6.5 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Jun 30, 2021
Interest expense per income statement	$113,298
Less: amortization of discounts, loan costs and cash flow hedge	(7,562)
Add: capitalized interest	23,040
Cash interest	128,776
Dividends on preferred shares	53,961
Fixed charges	$182,737

Adjusted EBITDAre - TTM	$636,857

Fixed Charge Coverage	3.5 x
Unencumbered Core NOI Percentage

	For the Three Months Ended				For the Trailing Twelve Months Ended Jun 30, 2021
(Amounts in thousands)	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021
Unencumbered Core NOI	$107,656	$112,997	$115,467	$119,016	$455,136
Core NOI	160,229	168,429	171,179	175,259	675,096
Unencumbered Core NOI Percentage					67.4%

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and six months ended June 30, 2021 and 2020 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2021	2020	2021	2020
Net income	$51,814	$31,807	$100,735	$69,334
Interest expense	27,528	29,558	55,533	59,273
Depreciation and amortization	91,117	84,836	181,188	167,657
EBITDA	$170,459	$146,201	$337,456	$296,264

Gain on sale and impairment of single-family properties and other, net	(10,760)	(9,997)	(26,829)	(16,316)
Adjustments for unconsolidated joint ventures	449	388	831	626
EBITDAre	$160,148	$136,592	$311,458	$280,574

Noncash share-based compensation - general and administrative	1,823	1,649	6,165	3,018
Noncash share-based compensation - property management	599	441	1,598	880
Acquisition, other transaction costs and other	2,968	1,660	7,814	4,512
Adjusted EBITDAre	$165,538	$140,342	$327,035	$288,984

Recurring Capital Expenditures	(13,217)	(12,184)	(22,868)	(20,895)
Leasing costs	(905)	(992)	(1,880)	(1,902)
Fully Adjusted EBITDAre	$151,416	$127,166	$302,287	$266,187

Rents and other single-family property revenues	$313,654	$280,689	$626,227	$568,031
Less: tenant charge-backs	(38,014)	(35,429)	(83,809)	(75,442)
Adjustments for unconsolidated joint ventures - income	2,552	1,214	4,638	2,143
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$278,192	$246,474	$547,056	$494,732

Adjusted EBITDAre Margin	59.5%	56.9%	59.8%	58.4%

Fully Adjusted EBITDAre Margin	54.4%	51.6%	55.3%	53.8%

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Net income	$186,230	$166,223	$154,829	$150,951	$152,199
Interest expense	113,298	115,328	117,038	119,703	121,901
Depreciation and amortization	356,684	350,403	343,153	337,872	332,949
EBITDA	$656,212	$631,954	$615,020	$608,526	$607,049

Gain on sale and impairment of single-family properties and other, net	(49,286)	(48,523)	(38,773)	(38,920)	(38,585)
Adjustments for unconsolidated joint ventures	1,557	1,496	1,352	1,840	1,122
EBITDAre	$608,483	$584,927	$577,599	$571,446	$569,586

Noncash share-based compensation - general and administrative	9,720	9,546	6,573	5,687	4,902
Noncash share-based compensation - property management	2,463	2,305	1,745	1,680	1,583
Acquisition, other transaction costs and other	16,191	14,883	12,889	10,034	5,932
Adjusted EBITDAre	$636,857	$611,661	$598,806	$588,847	$582,003

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

30

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

31

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Platform costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of rents and other single-family property revenues, net of tenant charge-backs.

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
(Amounts in thousands)	2021	2020	2021	2020
Property management expenses	$22,416	$22,260	$46,115	$45,536
Less: tenant charge-backs	(663)	(559)	(1,163)	(1,979)
Less: noncash share-based compensation - property management	(599)	(441)	(1,598)	(880)
Property management expenses, net	21,154	21,260	43,354	42,677

General and administrative expense	12,793	11,493	27,998	22,759
Less: noncash share-based compensation - general and administrative	(1,823)	(1,649)	(6,165)	(3,018)
General and administrative expense, net	10,970	9,844	21,833	19,741

Leasing costs	905	992	1,880	1,902

Platform costs	$33,029	$32,096	$67,067	$64,320

Rents and other single-family property revenues	$313,654	$280,689	$626,227	$568,031
Less: tenant charge-backs	(38,014)	(35,429)	(83,809)	(75,442)
Total portfolio rents and fees	$275,640	$245,260	$542,418	$492,589

Platform Efficiency Percentage	12.0%	13.1%	12.4%	13.1%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

32

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Jun 30, 2021
Adjusted FFO attributable to common share and unit holders	$108,668
Common distributions	(37,541)
Retained Cash Flow	$71,127

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

33

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017 and Amendment No. 2 to Credit Agreement dated as of April 15, 2021, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in the Company’s subsequent filings with the SEC.

34

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell
Chief Legal Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
23975 Park Sorrento, Suite 300	investors@ah4r.com
Calabasas, CA 91302
(805) 413-5300
www.americanhomes4rent.com

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IL
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Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley Securities	BTIG	Berenberg Capital Markets	BofA Global Research
Craig Kucera	Ryan Gilbert	Keegan Carl	Jeff Spector
craigkucera@brileyfbr.com	rgilbert@btig.com	keegan.carl@berenberg-us.com	jeff.spector@bofa.com

Citi	Credit Suisse	Evercore ISI	Green Street
Nicholas Joseph	Sam Choe	Steve Sakwa	John Pawlowski
nicholas.joseph@citi.com	samuel.choe@credit-suisse.com	steve.sakwa@evercoreisi.com	jpawlowski@greenstreet.com

JMP Securities	J.P. Morgan Securities	Janney Montgomery Scott	Keefe, Bruyette & Woods, Inc.
Aaron Hecht	Anthony Paolone	Tyler Batory	Jade Rahmani
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	tbatory@janney.com	jrahmani@kbw.com

Mizuho Securities USA Inc.	Morgan Stanley	RBC Capital Markets	Raymond James & Associates, Inc.
Haendel St. Juste	Richard Hill	Brad Heffern	Buck Horne
haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com	brad.heffern@rbccm.com	buck.horne@raymondjames.com

Wells Fargo Securities	Wolfe Research	Zelman & Associates
Todd Stender	Andrew Rosivach	Alexander Kalmus
todd.stender@wellsfargo.com	arosivach@wolferesearch.com	alex@zelmanassociates.com
(1)The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.